GLENBROOK LIFE AND ANNUITY COMPANY
                 Law and Regulation Department
                     3100 Sanders Road, J5B
                   Northbrook, Illinois 60062

               Direct Dial Number (847) 402-7383
                    Facsimile (847) 402-3781


February 22, 1996

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

     RE:  Glenbrook Life and Annuity Company
          File No. 33-91916

Dear Sir or Madam:

Attached for filing pursuant to rule 424(b)3 of the Securities
Act of 1933 is a supplement to the current prospectus of the Glenbrook Life and Annuity Company. This supplement was used as of February 19, 1996.

If you have any questions or comments about this filing, please contact the undersigned at 847/402-7383.

Sincerely,





/s/ LAURA C. MATUSZAK
Laura C. Matuszak
Law Assistant


cc:  David Stone w/o enclosures